Exhibit 99.4
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

On April 26, Covenant Logistics Group, Inc., a Nevada corporation (the "Company”), acquired 100% of the outstanding stock of Lew Thompson & Son Trucking, Inc. and related entities (collectively, “LTST”). The acquisition date fair value of the consideration transferred was $109.9 million. The Stock Purchase Agreement includes an earnout component of up to an aggregate of $30.0 million based on LTST's adjusted earnings before interest, taxes, depreciation, and amortization reported for the first, second, and third calendar years following closing. The total purchase, including any earnout achieved, is expected to range from $109.9 million to $129.9 million depending on the results achieved by LTST. The purchase price is subject to further adjustments, including finalization of the gross up payment to the sellers related to the Internal Revenue Code Section 338(h)(10) election. The Stock Purchase Agreement provided the Company the option to make an Internal Revenue Code Section 338(h)(10) election, which the Company plans to make within the next 30 days. The Stock Purchase Agreement contains customary representations, warranties, covenants, and indemnification provisions.
The unaudited pro forma condensed consolidated financial information is based on the assumptions set forth in the notes to such information. These adjustments are provisional and subject to further adjustment as additional information becomes available, additional analyses are performed, and as warranted by changes in current conditions and future expectations. The unaudited pro forma adjustments made in the compilation of the unaudited pro forma financial information are based upon available information and assumptions that the Company considers to be reasonable, and have been made solely for purposes of developing such unaudited pro forma financial information for illustrative purposes in compliance with the disclosure requirements of the Securities and Exchange Commission (“SEC”).

The pro forma adjustments have been made solely for informational purposes. The actual results reported by the consolidated company in periods following the acquisition may differ significantly from that reflected in these unaudited pro forma condensed consolidated financial statements for a number of reasons, including but not limited to cost savings from operating efficiencies, synergies and the impact of the incremental costs incurred in integrating the two companies. As a result, the unaudited pro forma consolidated information is not intended to represent and does not purport to be indicative of what the combined company’s financial condition or results of operations would have been had the acquisition been completed on the applicable dates of this unaudited pro forma condensed consolidated financial information. In addition, the unaudited pro forma condensed consolidated financial information does not purport to project the future financial condition and results of operations of the consolidated company.

The unaudited pro forma condensed consolidated financial statements are based on various assumptions, including assumptions relating to the consideration paid and the allocation thereof to the assets acquired and liabilities assumed from LTST based on preliminary estimates of fair value. The pro forma assumptions and adjustments are described in the accompanying notes presented on the following pages. Pro forma adjustments are those that are directly attributable to the transaction, are factually supportable and, with respect to the unaudited pro forma condensed consolidated statements of operations, are expected to have a continuing impact on the consolidated results. The final purchase price and the allocation thereof and other purchase accounting items may differ materially from that reflected in the pro forma condensed consolidated financial statements after final purchase accounting adjustments.

The unaudited pro forma consolidated statements of operations included herein do not reflect any potential cost savings or other operating efficiencies that may result from the integration of the companies.

These unaudited pro forma condensed consolidated financial information and the accompanying notes should be read together with (1) the Company’s audited consolidated financial statements and accompanying notes, as of and for the fiscal year ended December 31, 2022, and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which was filed with the SEC on February 28, 2023 and (2) the Company’s unaudited consolidated financial statements and accompanying notes as of and for the three months ended March 31, 2023 and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2023, which was filed with the SEC on May 5, 2023, (3) LTST’s audited combined financial statements for the year ended December 31, 2022, included as Exhibit 99.2 to this Form 8-K/A, and (4) LTST’s unaudited combined financial statements for the three months ended March 31, 2023, included as Exhibit 99.3 to this Form 8-K/A.

The actual operating results for LTST will be consolidated with the Company’s operating results for all periods subsequent to the closing of the acquisition on April 26, 2023.

The unaudited pro forma consolidated statement of operations of the Company and LTST for the year ended December 31, 2022 gives effect to the acquisition of LTST by the Company as if it had occurred effective January 1, 2022, the beginning of the Company’s 2022 fiscal year.

The unaudited pro forma consolidated statement of operations of the Company and LTST for the three months ended March 31 2023 gives effect to the acquisition of LTST by the Company as if it had occurred effective January 1, 2023, the beginning of the Company’s 2023 fiscal year.

    The unaudited pro forma consolidated balance sheet of the Company and LTST as of March 31, 2023 gives effect to the acquisition of LTST by the Company as if it had occurred effective March 31, 2023.

COVENANT LOGISTICS GROUP, INC. AND SUBSIDIARIES UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (In thousands, except share data)
	March 31, 2023
ASSETS	Covenant Logistics Group	LTST	Pro Forma Adjustments	Notes	Pro Forma Consolidated
Current assets:
Cash and cash equivalents	$54,584	$6,710	(45,726)	(A)	15,568
Accounts receivable, net of allowance	122,153	4,765	-		126,918
Drivers' advances and other receivables, net of allowance	3,496	487	-		3,983
Inventory and supplies	3,308	1,015	-		4,323
Prepaid expenses	13,264	811	-		14,075
Assets held for sale	7,748	-	-		7,748
Income taxes receivable	-	132	-		132
Other short-term assets	436	121	-		557
Total current assets	204,989	14,041	(45,726)		173,304

Property and equipment, net of accumulated depreciation	388,524	36,571	(9,459)	(B)	415,636
Goodwill	58,217	-	10,729	(C)	68,946
Other intangibles, net	47,049	-	52,870	(D)	99,919
Other assets, net	65,101	-	-		65,101
Noncurrent assets of discontinued operations	975				975
Total assets	$764,855	50,612	8,414		823,881

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	28,290	254	-		28,544
Accrued expenses	53,277	1,679	-		54,956
Current maturities of long-term debt	21,369	-	-		21,369
Current portion of finance lease obligations	1,972	-	-		1,972
Current portion of operating lease obligations	13,431	454			13,885
Current portion of insurance and claims accrual	20,701	96	-		20,797
Other short-term liabilities	-	-	-		-
Total current liabilities	139,040	2,483	-		141,523

Long-term debt	95,788	-	55,000	(A)	150,788
Long-term portion of finance lease obligations	429	-	-		429
Long-term portion of operating lease obligations	39,844	1,543			41,387
Insurance and claims accrual	15,894	-	-		15,894
Deferred income taxes	96,753	-	-		96,753
Other long-term liabilities	2,045	-	-		2,045
Long-term liabilities of discontinued operations	3,900				3,900
Total liabilities	393,693	4,026	55,000		452,719
Stockholders' equity:
Class A common stock	161	22	(22)	(E)	161
Class B common stock	24	-	-		24
Additional paid-in-capital	152,921	5,094	(5,094)	(E)	152,921
Treasury Stock at cost	(127,267)	-			(127,267)
Accumulated other comprehensive income	683	-	-		683
Retained earnings	344,640	41,470	(41,470)	(E)	344,640
Total stockholders' equity	371,162	46,586	(46,586)		371,162
Total liabilities and stockholders' equity	$764,855	50,612	8,414		823,881

See the accompanying notes to unaudited pro forma condensed consolidated financial statements.

COVENANT LOGISTICS GROUP, INC. AND SUBSIDIARIES UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except share data)
	Three Months Ended March 31, 2023
	Covenant Logistics Group	LTST	Pro Forma Adjustments	Notes	Pro Forma Consolidated
Revenue:
Freight revenue	$233,422	$14,584	-		248,006
Fuel surcharge revenue	33,429	2,823			36,252
Total revenue	$266,851	17,407	-		284,258

Operating expenses:
Salaries, wages, and related expenses	99,159	5,938	-		105,097
Fuel expense	34,091	3,309	-		37,400
Operations and maintenance	17,109	2,107	-		19,216
Revenue equipment rentals and purchased transportation	63,016	-	-		63,016
Operating taxes and licenses	3,463	55	-		3,518
Insurance and claims	12,693	322	-		13,015
Communications and utilities	1,284	75	-		1,359
General supplies and expenses	13,620	294	-		13,914
Depreciation and amortization	14,575	1,373	1,023	(F)	16,971
Gain on disposition of property and equipment, net	(9,791)	(142)	-		(9,933)
Other expenses	-	5	-		5
Total operating expenses	249,219	13,336	1,023		263,578
Operating income	17,632	4,071	(1,023)		20,680
Other income	-	(116)			(116)
Interest expense, net	769	-	-		769
Income from equity method investment	(5,943)	-	-		(5,943)
Income before income taxes	22,806	4,187	(1,023)		25,970
Income tax (benefit) expense	6,321	124	(271)	(I)	6,174
Income from continuing operations, net of tax	16,485	4,063	(752)		19,796
Income from discontinued operations, net of tax	150	-	-		150
Net income	$16,635	4,063	(752)		19,946

Income per share:
Basic net income per share
Income from continuing operations	$1.23				$1.08
Income from discontinued operations	0.01				0.01
Net income	$1.25				$1.09
Diluted net income per share
Income from continuing operations	$1.19				$1.07
Income from discontinued operations	0.01				0.01
Net income	$1.20				$1.08
Basic weighted average shares outstanding	13,361				18,334
Diluted weighted average shares outstanding	13,877				18,424

See the accompanying notes to unaudited pro forma condensed consolidated financial statements.

COVENANT LOGISTICS GROUP, INC. AND SUBSIDIARIES UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except share data)
	Year Ended December 31, 2022
	Covenant Logistics Group	LTST	Pro Forma Adjustments	Notes	Pro Forma Consolidated
Revenue:
Freight revenue	$1,046,396	$53,868	-		1,100,264
Fuel surcharge revenue	170,462	10,778	-		181,240
Total revenue	$1,216,858	$64,646	-		1,281,504

Operating expenses:
Salaries, wages, and related expenses	402,276	19,820	-		422,096
Fuel expense	166,410	16,400	-		182,810
Operations and maintenance	79,051	4,578	-		83,629
Revenue equipment rentals and purchased transportation	325,624	-	-		325,624
Operating taxes and licenses	11,931	896	-		12,827
Insurance and claims	50,547	1,435	-		51,982
Communications and utilities	5,385	109	-		5,494
General supplies and expenses	37,762	1,357	-		39,119
Depreciation and amortization	57,512	5,297	4,092	(F)	66,901
Gains and losses on disposition of property and equipment	(40,322)	(1,428)			(41,750)
Other expenses	-	2			2
Total operating expenses	1,096,176	48,466	4,092		1,148,734
Operating income	120,682	16,180	(4,092)		132,770
Other income	-	(694)			(694)
Interest expense, net	3,083	-	853	(G)	3,936
Income from equity method investment	(25,193)	-	-		(25,193)
Income before income taxes	142,792	16,874	(4,945)		154,721
Income tax (benefit) expense	34,860	537	(1,310)	(H)	34,087
Income from continuing operations, net of tax	107,932	16,337	(3,635)		120,634
Income from discontinued operations, net of tax	750				750
Net income	$108,682	16,337	(3,635)		121,384

Income per share:
Basic net income per share
Income from continuing operations	$7.19				$8.04
Income from discontinued operations	0.05				0.05
Net income	$7.24				$8.09
Diluted net income per share
Income from continuing operations	$6.95				$7.77
Income from discontinued operations	0.05				0.05
Net income	$7.00				$7.82
Basic weighted average shares outstanding	15,006				15,006
Diluted weighted average shares outstanding	15,524				15,524

See the accompanying notes to unaudited pro forma condensed consolidated financial statements.

COVENANT LOGISTICS GROUP, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1 - Summary of Transaction

On April 26, Covenant Logistics Group, Inc., a Nevada corporation (the "Company”), acquired 100% of the outstanding stock of Lew Thompson & Son Trucking, Inc. and related entities (collectively, “LTST”). The acquisition date fair value of the consideration transferred was $109.9 million. The Stock Purchase Agreement includes an earnout component of up to an aggregate of $30.0 million based on LTST's adjusted earnings before interest, taxes, depreciation, and amortization reported for the first, second, and third calendar years following closing. The total purchase, including any earnout achieved, is expected to range from $109.9 million to $129.9 million depending on the results achieved by LTST. The purchase price is subject to further adjustments, including finalization of the gross up payment to the sellers related to the Internal Revenue Code Section 338(h)(10) election. The Stock Purchase Agreement provided the Company the option to make an Internal Revenue Code Section 338(h)(10) election, which the Company plans to make within the next 30 days. The Stock Purchase Agreement contains customary representations, warranties, covenants, and indemnification provisions.

LTST is a dedicated contract carrier specializing in poultry feed and live haul transportation in Northwest Arkansas and surrounding areas and was acquired to expand the Dedicated reportable segment into this niche market.

Note 2 - Estimate of Assets Acquired and Liabilities Assumed

The acquisition date cash consideration paid by the Company was $100.7 million, not considering approximately $0.8 million of cash balances acquired. A summary of the preliminary purchase price allocation with the acquisition of LTST, as if the transaction occurred on April 26, 2023, is as follows:

	(in thousands)
Cash paid		$100,726
Contingent consideration		10,016

Allocated to:
Historical book value of LTST’s assets and liabilities	$8,789
Adjustments to recognize assets and liabilities at acquisition-date fair value:
Property, plant, and equipment	39,009
Other assets	(655)
Fair value of tangible net assets acquired		47,143
Identifiable intangibles at acquisition-date fair value		52,870
Excess of consideration transferred over the net amount of assets and liabilities recognized		$10,729

Cash paid pursuant to Stock Purchase Agreement		$100,726
Cash acquired included in historical book value of LTST assets and liabilities		(839)
Contingent consideration		10,016
Net purchase price		$109,903

Deferred income taxes arising from the acquisition are estimated to be immaterial because of the expected election under the Internal Revenue Code Section 338(h)(10).

Note 3 - Intangible Assets
Based on the preliminary allocation of the purchase price, the following amounts have been allocated to identifiable intangible assets along with the respective amortization periods:
	(in thousands)	Life (months)
Trade name	$2,100	120
Non-Compete agreement	4,670	48
Customer relationships	46,100	204
	$52,870

These preliminary estimates of fair value and useful life could be different from the final acquisition accounting, and the difference could have a material impact on the accompanying pro forma financial statements. The combined effect of any such changes could then also result in a significant increase or decrease to the Company's estimate of associated amortization expense.
Note 4 - Pro Forma Adjustments
The pro forma adjustments in the unaudited pro forma condensed consolidated financial information are as follows:
(A) To reflect acquisition date cash consideration paid by the Company of $100.7 million in connection with the acquisition of LTST, not considering $0.8 million cash acquired.
(B) To reflect the adjustment of property and equipment values of LTST to acquisition date fair value based on preliminary appraisals performed.
(C) To reflect the excess of the total consideration transferred over the fair value of tangible and intangible net assets acquired (See Note 2).
(D) To reflect the estimated fair values of identifiable intangibles, $52.9 million, based on preliminary allocation of the purchase price (See Note 3).
(E) To reflect the elimination of the stockholders' equity accounts of LTST.
(F) To reflect the change in depreciation and amortization expense due to the amortization of identifiable intangibles with a finite life using the straight-line method over the assigned life of each intangible as detailed in Note 3, partially offset by a reduction in depreciation expense as a result of the reduction in fair value of property and equipment based on preliminary appraisals performed.
(G) To reflect the net increase in interest expense as the result of the financing obtained by the Company to fund the acquisition.
(H) To reflect the income tax effect of each of the pro forma adjustments and depreciation expense associated with LTST at an effective tax rate of 26.5%. The previous stockholders of LTST had elected to file federal income taxes using S corporation status. Under tax regulations for S corporations, LTST elected to have net income or losses reported on the tax returns of the individual stockholders. Accordingly, there was no provision for federal income taxes. After the acquisition, LTST is a C corporation and will be subject to federal and state income taxes.

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